                                                                      EXHIBIT 11

COMPUTATION OF PER SHARE EARNINGS


HEIDRICK & STRUGGLES, INC.

The following is a reconciliation of the shares used in the computation of basic and diluted earnings per share ("EPS"):



                                                                                                        Nine Months Ended
                                                  12 Months Ended December 31,                            September 30,
                                        -----------------------------------------------           ----------------------------
                                           1995               1996             1997                  1997                1998
                                        -------------    -----------       ------------           ----------       -----------
BASIC EPS
Income available to common shareholders   $     6,358      $   6,449         $    6,498            $   5,619       $     3,827
Weighted-average shares outstanding           158,661        162,718            169,161              166,509           169,624
                                        -------------    -----------       ------------           ----------       -----------
Basic EPS                                 $     40.08      $   39.64              38.42                33.75             22.56
                                        =============    ===========       ============           ==========       ===========

DILUTED EPS
Income available to common shareholders  $     6,358       $   6,449         $    6,498            $   5,619       $     3,827
Weighted-average shares outstanding          158,661         162,718            169,161              166,509           169,624
Exercise of stock options                         -                -                  7                  -                  21
                                       -------------    ------------      -------------          -----------      ------------
Total shares                                 158,661         162,718            169,168              166,509           169,645
                                       -------------    ------------      -------------          -----------      ------------
Diluted EPS                              $     40.08       $   39.64              38.42                33.75             22.56
                                       =============    ============      =============          ===========      ============


HEIDRICK & STRUGGLES INTERNATIONAL, INC.

The following is a reconciliation of the shares used in the computation of basic and diluted EPS for Class A common shares:

                                                                                                        Nine Months Ended
                                                  12 Months Ended December 31,                            September 30,
                                        -----------------------------------------------           ----------------------------
                                           1995               1996             1997                  1997                1998
                                        -------------    -----------       ------------           ----------       -----------
BASIC EPS
Income available to Class A common
  shareholders                           $     1,170       $   1,392         $      634            $     619       $    (1,687)
Weighted-average shares outstanding           93,996         102,641            112,098              109,100           119,474
                                       -------------    ------------      -------------            ---------       -----------
Basic EPS                                $     12.44       $   13.56               5.66                 5.67            (14.12)
                                       =============    ============      =============            =========       ===========

DILUTED EPS
Income available to Class A common
  shareholders                           $     1,170       $   1,392         $      634            $     619       $    (1,687)
Weighted-average shares outstanding           93,996         102,641            112,098              109,100           119,474
Stock purchase obligations                      -                  -              6,770                 -               28,000
                                       -------------    ------------      -------------            ---------       -----------
Total shares                                  93,996         102,641            118,868              109,100           147,474
                                       -------------    ------------      -------------            ---------       -----------
Diluted EPS                              $     12.44       $   13.56        $      5.34            $    5.67       $    (11.44)
                                       =============    ============      =============            =========       ===========

The following is a reconciliation of the shares used in the computation of basic and diluted EPS for Class B common shares:

                                                                                                        Nine Months Ended
                                                  12 Months Ended December 31,                            September 30,
                                        -----------------------------------------------           ----------------------------
                                           1995               1996             1997                  1997                1998
                                        -------------    -----------       ------------           ----------       -----------
BASIC EPS
Income available to Class B common
  shareholders                           $       630       $     749         $      342            $     333       $      (909)
Weighted-average shares outstanding           65,787          65,787             65,787               65,787            65,787
                                         -----------    ------------       ------------           ----------       -----------
Basic and Diluted EPS                    $      9.57       $   11.39               5.19                 5.06            (13.81)
                                         ===========    ============       ============           ==========       ===========